Exhibit 10.10

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement made as of this __ day of November, 2007 between MEDEFILE INTERNATIONAL, INC., a Nevada corporation (the “Company”) having a principal place of business at 240 Cedar Knolls Road, Cedar Knolls, NJ 07927 and the parties who have executed this agreement (individually a “Creditor” and collectively the “Creditors”).

WHEREAS, the Company is obligated to each Creditor in the principal amount set forth on the signature page hereto (the “Obligation”) and the aggregate amount of the principal portion of the Obligations due to the Creditors is $3,042,379;

WHEREAS, the Creditor hereby acknowledges that the Company is proposing to raise capital via a private placement (the “Private Placement”);

WHEREAS, in order to assist the Company in completing the Private Placement, the Creditor is willing to release the Company from its obligation to pay the Obligations upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the terms, conditions and agreements contained in this Agreement, the parties agree as follows:

1.           ISSUANCE OF SECURITIES.

(a)           Immediately prior to the closing of the Private Placement, the Creditor hereby agrees that it will convert Two Million One Hundred Thousand dollars ($2,100,000) of the Obligation into shares of the Company’s common stock (the “Converted Shares”). The conversion price for the portion of the Obligation to be converted shall be $0.15 per share. In addition, the Company agrees to issue and deliver to the Creditor, Eight Million Four Hundred Thousand (8,400,000) three-year warrants to purchase an aggregate of Eight Million Four Hundred Thousand (8,400,000) shares of the Company’s common stock (the “Underlying Shares”) exercisable at $0.60 per share (the “Warrants”).  The Company agrees to issue and deliver the shares to Creditor at the address set forth on the signature page of this Agreement.

(b)           The certificate(s) representing the Converted Shares and the Underlying Shares (collectively the “Securities”) to be issued will bear a legend substantially in the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

2.           CREDITOR’S REPRESENTATIONS AND WARRANTIES.

The Creditor hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

(a)           The Creditor is acquiring the Securities for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities.

(b)           The Creditor acknowledges its understanding that the issuance of the Securities is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and the provisions of Regulation D thereunder.

(c)           The Creditor has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company.

(d)           The Creditor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Act (17 C.F.R. 230.501(a)) or is not a U.S. Person as defined under Regulation S.

(e)           The Creditor has made an independent investigation of the Company’s business, been provided an opportunity to obtain additional information concerning the Company Creditor deems necessary to make an investment decision and all other information to the extent the Company possesses such information  or can acquire it without unreasonable effort or expense.

(f)           The Creditor represents, warrants and agrees that it will not sell or otherwise transfer the Securities unless registered under the Act or in reliance upon an exemption  therefrom, and fully understands and agrees that it must bear the economic risk of its purchase for an indefinite period of time because, among other reasons, the Securities or underlying securities have not been registered under the Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws  of such states or an exemption from such registration is available. The Creditor also understands that the Company is under no obligation to register the Securities on his behalf or to assist the Creditor in complying with any exemption from registration under the Act. The Creditor further understands that sales or transfers of the Securities or underlying securities are restricted by the provisions of state securities laws.

(g)           The Creditor has not transferred or assigned an interest in the Obligations to any third party.

(h)           The foregoing representations, warranties and agreements shall survive the delivery of the Securities under this Agreement.

3.           COMPANY REPRESENTATIONS AND WARRANTIES.

The Company hereby acknowledges, represents and warrants to, and agrees with the Creditor as follows:

(a)           The Company has been duly organized, is validly existing and is in good standing under the laws of the State of Nevada. The Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws effecting creditors rights, generally.

(b)           Subject to the performance by the Creditor of its obligations under this Agreement and the accuracy of the representations and warranties of the Creditor, the offering and sale of the shares will be exempt from the registration requirements of the Act.

(c)           The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement will not contravene any provision of applicable law or the charter documents of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement.

4.           RELEASE.

Upon issuance of the Securities to the Creditor in consideration for the conversion of a portion of the Obligation, the Creditor agrees to release and forever discharge the Company of and from all and all manner of actions, suits, debts, sums of money, contracts, agreements, claims and demands at law or in equity, that Creditor had, or may have arising from the portion of Obligation that is converted.

5.           MISCELLANEOUS.

(a)           Modification.                                Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

(b)           Notices.   Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

(c)           Counterparts.                                This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories  to the same counterpart.

(d)           Binding Effect.   Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.  If the undersigned is more than one person, the obligation of the Investor shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

(e)           Entire Agreement.   This instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

(f)           Applicable Law.   This Agreement shall be governed and construed under the laws of the State of New York.

IN WITNESS WHEREOF, the Company and Creditors have caused this Agreement to be executed and delivered by their respective officers, thereunto duly authorized

MEDEFILE INTERNATIONAL, INC.

By:	/s/ Milton Hauser
Milton Hauser, CEO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR CREDITOR FOLLOWS]

[CREDITOR SIGNATURE PAGE TO MEDEFILE DEBT CONVERSION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Debt Conversion Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Creditor:     Vantage Group
Signature of Authorized Signatory of Creditor: /s/ Lyle Hauser
Name of Authorized Signatory: Milton Hauser
Title of Authorized Signatory: Chairman and Chief Executive Officer
Email Address of Creditor:________________________________________________

Address for Notice of Creditor:

Address for Delivery of Securities for Creditor (if not same as above):

Amount of Obligations:

Principal:  $3,042,379
Interest:      $150,088

Total:        $3,192,467